Exhibit 10.1

MASTER (ASSET TRANSFER) AGREEMENT

This MASTER AGREEMENT (this “Agreement”), dated as of September 27, 2023, is entered into by and between Blacksheep Trust (the “Asset Holder”) and Novo Integrated Sciences Inc. (the “Recipient”), collectively the “Parties”.

RECITALS

WHEREAS, the Asset Holder controls certain verifiable collateral (“Collateral”);

WHEREAS the Asset Holder desires to transfer to the Recipient, and the Recipient desires to receive from the Asset Holder, a specific amount of Collateral equal to ONE BILLION USD for the purpose and general use of monetization;

WHEREAS, the Parties would like to confirm and evidence their intent that all rights, title and interest in the Collateral will be transferred to the Recipient as outlined herein;

WHEREAS, the transfer will result in the Parties entering into a series of other agreements related to the management and responsibilities of the Parties as administered by a Fiduciary for the benefit of the Recipient; and

WHEREAS, except as otherwise specified herein or as the context may otherwise require, the terms not defined in this Agreement have the respective meanings outlined in the other Agreements.

NOW THEREFORE, in consideration of the recitals and mutual promises herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Transfer of Collateral.

(a) The Asset Holder hereby agrees to transfer, assign, set over, quitclaim, and otherwise convey to the Recipient, without recourse, representation, or warranty except as provided herein, and the Recipient agrees to accept from the Asset Holder on each date set forth on the related Transfer Supplement (each such date, the “Transfer Date”) all the rights, title, and interest of the Asset Holder, in and to the related Collateral with the verification of said Collateral to be executed as specifically directed by the Asset Holder without deviation or alteration. The consideration for the applicable Collateral is based on the bound and committed monetization amount as arranged by the Recipient, the receipt of which by the Asset Holder is hereby acknowledged by the parties to be good and valuable consideration, consisting of cash equal to fifteen (15%) percent of the monetization, advanced within five (5) business days of clear access to the monetization or monetization facility.

(b) The parties hereto intend that the transfer of Collateral under this Agreement and the related Transfer Supplement shall be duly validated and authenticated by third-party audit procedures, said audit will allow for the transfer and monetization of the transferred Collateral, free and clear of any liens, claims or encumbrances, from the Asset Holder to the Recipient and that the Collateral shall not be part of the Asset Holder’s property for any purposes under state or federal law. It is the intention of the parties hereto that the arrangements concerning the Collateral shall constitute an asset transfer and not a loan. In the event, however, that a court was to hold that the transactions evidenced hereby constitute a loan and not an asset transfer, it is the intention of the parties hereto that this Agreement shall be deemed to have created and does hereby create in favour of the Recipient a first-priority perfected security interest in all of the Asset Holder’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral and all proceeds thereof, to secure the obligations of the Asset Holder hereunder.

(c) The Asset Holder hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Recipient may determine, in its sole discretion, are necessary or advisable to perfect the security interest described in the preceding paragraph. Such financing statements may describe the collateral in the same manner as described in this Agreement or any other security agreement, assignment, transfer document or pledge agreement entered by the parties in connection therewith.

(d) The Asset Holder will be entitled to an annual distribution of ten (10%) percent of net profits as identified by an independent auditor based on the Recipient’s business activity resulting from the direct investment of any funds derived from the monetization of transferred Collateral. Asset Holder will be notified of any investment the Recipient is undertaking with the capital attributed to the monetization of Collateral.

(e) The Asset Holder will be permitted one Board seat on the Board of Directors of the Recipient, which position shall remain available for the term of the Collateral Transfer or until the Collateral is repatriated to the Asset Holder, additionally any draw against the monetization of the Collateral shall require unanimous Board consent.

2. Term. The Recipient shall have the right to the Collateral for no more than fifteen (15) years from the date of monetization, with the Recipient’s exclusive right to repatriate the Collateral to the Asset Holder sooner without penalty. All conditions and covenants in this agreement or any other agreement related to this Master Agreement shall be in full force and effect for the entirety of the Term.

3. Representations, Warranties and Covenants of the Asset Holder. The Asset Holder hereby represents, warrants, and covenants to the Recipient, its successors, and assigns, that:

(a) Organization. It is duly formed, validly existing and in good standing under the laws and regulations of its jurisdiction of formation and is duly qualified, and in good standing in every jurisdiction where such qualification is necessary for the transaction of its business except where the failure to do so would not have a material adverse effect on the transactions contemplated hereby or the Asset Holder’s ability to perform its obligations hereunder. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, in each case, except where the failure to do so would not have a material adverse effect on the transaction contemplated hereby or the Asset Holder’s ability to perform its obligations hereunder.

(b) Due Execution; Enforceability. It has the full power and authority to execute and deliver this Agreement and to carry out its terms; it has full power, authority and right under its constituent documents to sell, convey, transfer, set over, and otherwise assign the Collateral to the Recipient; and it has duly authorized such by all necessary entity action. This Agreement has been duly executed and delivered by the Asset Holder, and constitutes the legal, valid, and binding obligations of the Asset Holder, enforceable against the Asset Holder under its terms, subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally, to any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder and to equitable principles.

(c) Non-Contravention. Neither the execution and delivery of this Agreement, nor consummation by the Asset Holder of the transactions contemplated by this Agreement, nor compliance by Asset Holder with the terms, conditions and provisions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of any of the following in a manner which would have a material adverse effect on the Asset Holder’s ability to perform its obligations hereunder: (i) the organizational documents of the Asset Holder, (ii) any material contractual obligation to which the Asset Holder is now a party or the rights under which have been assigned to the Asset Holder or the obligations under which have been assumed by the Asset Holder or to which the assets of the Asset Holder are subject or constitute a default thereunder in any material respect, or result thereunder in the creation or imposition of any lien upon any of the assets of the Asset Holder, other than pursuant to this Agreement, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to the Asset Holder that would have a material adverse effect on the Asset Holder’s ability to perform its obligations hereunder, or (iv) any applicable requirement of law in any material respect. The Asset Holder has all necessary licenses, permits and other consents from governmental authorities necessary to own, sell or transfer the Collateral and for the performance of its obligations under this Agreement except where the failure to have any such license, permit or consent would not have a material adverse effect on the Asset Holder’s ability to perform its obligations hereunder.

(d) Litigation; Requirements of Law. (i) There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of the Asset Holder, threatened, against the Asset Holder concerning the Collateral, (ii) Asset Holder complies in all material respects with all requirements of the law to which the Asset Holder is subject concerning the Collateral, and (iii) Asset Holder is not in default in any material respect concerning any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or governmental authority, in each of the foregoing instances, except where such action, suit, proceeding, investigation, or arbitration, non compliance or default would not have a material adverse effect on any Collateral or Asset Holder’s ability to perform its obligations hereunder.

(e) Good Title to Collateral. The Asset Holder has not assigned, pledged, or otherwise conveyed or encumbered any interest in the Collateral to any other person, which assignment, pledge, conveyance, or encumbrance remains effective as of the applicable Transfer Date. Immediately before the transfer of any of the Collateral to the Recipient from the Asset Holder, such Collateral is free and clear of any lien, encumbrance or impediment to transfer created by the Asset Holder (including any “adverse claim”, and the Asset Holder is the sole record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Collateral to the Recipient and, upon transfer of such Collateral to the Recipient, the Recipient shall be the sole owner of such Collateral free of any adverse claim created by the Asset Holder. In the event the transactions contemplated hereby are recharacterized as secured financing of the Collateral, the provisions of this Agreement are effective to create in favour of the Recipient a valid security interest in all rights, title, and interest of the Asset Holder in, to and under the Collateral and the Recipient shall have a valid, perfected priority security interest in the Collateral.

(f) Characteristics of Collateral. The information set forth concerning each Collateral Obligation in the Schedule of Collateral Obligations is correct.

(g) No Default. No default shall have occurred and be continuing concerning any Collateral Obligation as of the applicable Transfer Date.

(h) Solvency. The Asset Holder is generally able to pay, and as of the applicable Transfer Date, is paying its debts as they come due. The Asset Holder’s assets at a fair valuation exceed its liabilities. The Asset Holder has not entered into this Agreement or the transactions effectuated hereby in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(i) Further Agreements. The Asset Holder shall complete and execute any other agreements contemplated for the effective transfer of Collateral, management of Collateral and any monetization of the Collateral including but not limited to Collateral Transfer Agreement, Fiduciary Agreement Collateral Valuation Agreement, Security Agreement, and any supplemental agreements as contemplated and required by this transaction.

4. Curing of Collateral Obligations. Each party to this Agreement shall give notice to the other party promptly, in writing, upon the discovery of any breach of the Asset Holder’s representations and warranties made according to Section 2 hereof which has a material adverse effect on the interest of the Recipient in any Collateral Obligation. In the event of such a material breach, the Asset Holder shall promptly cure any Collateral Obligation herein.

5. Representations, Warranties and Covenants of the Recipient. The Recipient hereby represents, warrants, and covenants to the Asset Holder, its successors, and assigns, that:

(a) Organization. It is duly incorporated, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation and is duly licensed, qualified, and in good standing in every jurisdiction where such licensing or qualification is necessary for the transaction of its business except where the failure to do so would not have a material adverse effect on the transaction of the Recipient’s business or its ability to perform its obligations hereunder. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, in each case, except where the failure to do so would not have a material adverse effect on the transactions contemplated hereby or on the Recipient’s ability to perform its obligations hereunder.

(b) Due Execution, Enforceability. This Agreement has been duly executed and delivered by the Recipient and constitutes the legal, valid, and binding obligations of the Recipient, enforceable against the Recipient under its terms, subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally, to any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder and to equitable principles.

(c) Litigation; Requirements of Law. (i) There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of the Recipient, threatened, against the Recipient or any of its assets; (ii) the Recipient is in compliance in all material respects with all requirements of law to which the Recipient is subject; and (iii) the Recipient is not in default in any material respect concerning any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or governmental authority, in each of the foregoing instances, except where such action, suit, proceeding, investigation or arbitration, non-compliance or default would not have a material adverse effect on any Collateral or on the Recipient’s ability to perform its obligations hereunder.

(d) No Broker. The Recipient has not dealt with any broker, investment banker, agent, or other person (other than the Asset Holder or an affiliate of the Asset Holder) who may be entitled to any commission or compensation in connection with the transfer of Collateral under this Agreement.

(e) Consents. No consent, approval, or other action of, or filing by the Recipient with, any governmental authority or any other person is required to authorize or is otherwise required in connection with, the execution, delivery, and performance of this Agreement (other than consents, approvals and filings that have been obtained or made, as applicable).

(f) Further Agreements. The Recipient shall complete and execute all other agreements contemplated for the effective transfer of Collateral, management of Collateral and any monetization structure contemplated resulting in the participation of the Recipient to do so.

(g) Defaults. In the event of a Recipient default, which default is defined as a missed payment of any kind under any agreement where the missed payment jeopardizes the Collateral the Collateral will transfer back to the Asset Holder unless such default is cured within ten (10) days.

6. Closing. The transfer of the Collateral shall be held on the applicable Transfer Date at the time and place mutually agreed upon by the parties.

The transfer shall be subject to each of the following conditions:

(a) all the representations, warranties and covenants of the Recipient and the Asset Holder specified herein shall be true and correct in all material respects as of the applicable Transfer Date (or such other date specifically provided in the representation or warranty);

(b) the applicable Transfer Supplement shall be duly executed by the Asset Holder and the Recipient;

(c) the Collateral Obligations constituting the Collateral and any applicable transfer documents that are requested by the Fiduciary shall be delivered to the Fiduciary (or otherwise at the direction of the Recipient); and

(d) all other terms and conditions of this Agreement required to be complied with on or before the applicable Transfer Date shall have been complied with.

(e) the parties shall have received all Board and Executive approvals required individually and collectively to complete the transaction, in addition to any regulatory approvals to perform the same.

Each of the parties hereto agrees to use all reasonable commercial efforts to perform its respective obligations hereunder in a manner that will enable the Recipient to receive the Collateral on the applicable Transfer Date.

7. Undertaking and Assumption. To the extent that any Collateral Obligation requires that any transferee of an interest therein must execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the holder thereof concerning such Collateral Obligation or portion thereof being transferred, and such an agreement has not already been executed and delivered, the parties hereto intend that this Agreement shall constitute such an assignment and assumption agreement (within the meaning of such Collateral Obligation) concerning the transfer of such Collateral Obligation to the Recipient and the Recipient may enter into an omnibus assignment and assumption agreement to evidence such assignment and assumption under this Agreement.

The Recipient hereby assumes and undertakes to perform, pay, or discharge under the terms and conditions thereof all obligations of the Asset Holder in its capacity as the holder of Collateral under the related Collateral Obligation, to the extent such obligations are to be performed, paid, or discharged after the effectiveness of the transfer of Collateral and related Collateral Obligation to the Recipient. The Recipient hereby agrees to be bound by the terms, provisions, covenants, and conditions in the Collateral Obligation. The Asset Holder hereby retains and undertakes to perform, pay, or discharge under the terms and conditions under such Collateral Obligation all the obligations of the holder of the Collateral to the extent such obligations arose or accrued before the effectiveness of such transfer. The Recipient agrees to execute and deliver all such further assurances as may be reasonably requested by the Asset Holder to affect the assumption by the Recipient of the obligations of the Asset Holder under such Collateral Obligation concerning the Collateral as contemplated herein. Except as may otherwise have been agreed to between the parties concerning any Collateral, (i) the Asset Holder hereby represents warrants and agrees that any amounts received by it concerning the Collateral and which accrue from and after the effectiveness of the transfer of such Collateral shall in no way create a right to the Collateral.

8. Notices. Any notice under this Agreement shall be in writing and sent by facsimile, confirmed by telephonic communication, or addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Notice shall be deemed to have been duly given, made, or received when delivered against receipt or upon actual receipt of registered or certificated mail, postage prepaid, return receipt requested, or in the case of facsimile notices when received in legible form. Until further notice to the other party, it is agreed that the address of:

(a)	the Asset Holder for this purpose shall be: Blacksheep Trust Attention: John Baron, Executive Trustee Email:

(b)	the Recipient for this purpose shall be: Novo Integrated Sciences Inc. Attention: Robert Mattacchione, CEO Email: Robert.mattacchione@novointegrated.com

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER AND FOLLOWING THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

10. Survival. The Asset Holder and the Recipient agree that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to have been relied upon by the Recipient and the Asset Holder, respectively, notwithstanding any investigation heretofore or hereafter made by the other party or on the other party’s behalf, and that the representations, warranties and agreements made by the Asset Holder herein or in any such certificate or other instrument and Sections 17 and 18 of this Agreement, shall survive the delivery of and payment for the Collateral.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties and supersedes all other prior understandings and agreements, whether written or oral, among the parties concerning this subject matter.

13. Severability. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provisions hereof.

14. Captions. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

15. Use of Terms. Words used herein, regardless of the number and gender specifically used, shall be deemed, and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

16. Amendments. This Agreement may be amended or modified only by an instrument in writing signed by the parties hereto.

17. Security. The Asset Holder will be afforded the right of secured registration against the Collateral for the entirety of the Term of this agreement. The Asset Holder will agree to postpone any security interest in the Collateral it may have for the sole purposes of monetization.

18. Non-Petition. The Asset Holder and the Recipient agree that neither party shall institute against, or join any other person in instituting against the Recipient or the Asset Holder, respectively, any bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceedings or other proceedings under U.S. federal or state bankruptcy laws or similar laws of any jurisdiction until at least one (1) year and one (1) day (or, if applicable, such longer preference period as may be in effect) from transfer; provided that nothing in this Section 17 shall preclude, or be deemed to estop, the Asset Holder or the Recipient (A) from taking any other action prior to the expiration of such period in (i) any case or proceeding voluntarily filed or commenced by the Recipient or the Asset Holder, respectively, or (ii) any involuntary insolvency proceeding filed or commenced against the Recipient or the Asset Holder, respectively, by a person other than the Asset Holder or the Recipient, respectively, or (B) from commencing against the Recipient or the Asset Holder, respectively, or any properties of the Recipient or the Asset Holder, respectively, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. The provisions of this Section 17 shall survive termination of this Agreement for any reason whatsoever.

19. Limited-Recourse. (a) Notwithstanding any other provision of this Agreement, the obligations of the Recipient to the Asset Holder under this Agreement, and of the Asset Holder to the Recipient under this Agreement, shall be limited to the remaining amounts from time to time available and comprising the assets of the Recipient and the Asset Holder, respectively having satisfied, or provided for all other prior ranking liabilities of the Recipient or the Asset Holder, as the case may be. Accordingly, the Asset Holder shall have no claim or recourse against the Recipient in respect of any amount which is or remains unsatisfied after the application of the funds comprising the assets of the Recipient or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished. Correspondingly, the Recipient shall have no claim or recourse against the Asset Holder in respect of any amount which is or remains unsatisfied after the application of the funds comprising the assets of the Asset Holder or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished. None of the shareholders, subordinated noteholders, partners, members, directors, board members, officers, employees and agents of the Asset Holder and the Recipient shall be personally liable for any amounts payable, or performance due, under this Agreement.

(b) The provisions of this Section 18 shall survive termination of this Agreement for any reason whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset Transfer Agreement on the date first above mentioned.

Blacksheep Trust

By:	/s/ John P. Baron
Name:	John P. Baron
Title:	Executive Trustee

Novo Integrated Sciences Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	CEO

EXHIBIT A

FORM OF TRANSFER SUPPLEMENT

THIS TRANSFER SUPPLEMENT TO THE ASSET TRANSFER AGREEMENT (this “Transfer Supplement”), dated as of [INSERT DATE], by and between Blacksheep Trust (the “Asset Holder”) and Novo Integrated Sciences Inc. (the “Recipient”). Except as otherwise expressly provided herein or unless the context otherwise requires, all capitalized terms used herein shall have the meanings attributed to them in the Asset Transfer Agreement, dated as of [INSERT DATE] (the “Master Asset Transfer Agreement”), between the Asset Holder and the Recipient.

Section 1. Transferred Collateral

(a) The Transferred Collateral to which this Transfer Supplement applies is described on Schedule A hereto.

(b) Transfer Date: [_____].

(c) Value of Transferred Collateral: $[_____].

(d) Form of Collateral instrument attached.

Section 2. Representations, Warranties and Covenants of the Asset Holder. The Asset Holder’s representations, warranties and covenants outlined in Section 3 of the Master Asset Transfer Agreement shall be true in all material respects as of the Transfer Date (or such other date specifically provided in the particular representation or warranty).

Section 3. Effect of Supplement. Except as specifically supplemented herein, the Master Asset Transfer Agreement shall continue in full force and effect by its original terms. Reference to this specific Transfer Supplement need not be made in the Master Asset Transfer Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made under or concerning the Master Asset Transfer Agreement, any reference in any of such items to the Master Asset Transfer Agreement is sufficient to refer to the Master Asset Transfer Agreement as supplemented hereby.

Section 4. Counterparts. This Transfer Supplement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute the same agreement. Any of the parties hereto may execute this Transfer Supplement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Transfer Supplement shall be governed by the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to Asset Transfer Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

Blacksheep Trust as Asset Holder

By:
Name:
Title:

Novo Integrated Sciences Inc. as Recipient

By:
Name:
Title

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